                                                                    EXHIBIT 3.26

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/03/1996
                                                         960096844 - 2609992

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GNC (CANADA) HOLDING COMPANY

         FIRST.   The name of this corporation shall be:

                          GNC (CANADA) HOLDING COMPANY

         SECOND. Its registered office in the State of Delaware is to be located at 1013 Center Road, in the City of Wilmington, County of New Castle and its registered agent at such address is THE PRENTICE-HALL CORPORATION SYSTEM, INC.

         THIRD.   The purpose or purposes of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

                  One Thousand (1,000) shares without par value.

         FIFTH.   The name and address of the incorporator is as follows:

                               Pamela L. Simpson
                               Corporation Service Company
                               1013 Centre Road
                               Wilmington, DE 19805

         SIXTH.   The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this third day of April, A.D., 1996.

                                                      /s/ Pamela L. Simpson
                                                      --------------------------
                                                      Pamela L. Simpson
                                                      Incorporator